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                                                                  EXHIBIT 10.19



                        COURSEWARE DEVELOPMENT AGREEMENT

         This Courseware Development Agreement ("Agreement"), is entered into as of January __, 2000 ("Effective Date") between e-Vitro, Inc., a Colorado corporation, with its principal place of business at 507 Canyon Boulevard, Suite 200, Boulder, Colorado 80302 ("Developer") and HealthStream, Inc., a Tennessee corporation, with its principal place of business at 209 10th Avenue South, Suite 450, Nashville, Tennessee 37203 ("HealthStream").

         WHEREAS, HealthStream wishes to engage the services of Developer to develop browser-based interactive training modules;

         WHEREAS, HealthStream and Developer wish to provide appropriate consideration for those efforts that each party has agreed to undertake;

         WHEREAS, as part of the consideration for those efforts, Developer and HealthStream have agreed to enter into a certain Warrant to Purchase Common Stock of Developer of even date herewith (the "Warrant");

         WHEREAS, HealthStream and Developer each acknowledge the sufficiency and adequacy of the value, concessions, and recitations set forth herein;

         NOW THEREFORE, HealthStream and Developer agree as follows:

SECTION 1. DEFINITIONS. As used in this Agreement, the following terms shall have the meanings assigned below:

         A. "Content" shall mean the material and knowledge components to be contributed by HealthStream and other entities as determined by HealthStream ("HealthStream's Content Partners") necessary for the development of the modules. Content includes the procedural sequences, standard operating procedures, photographs, videos, instruction manuals and screen images supplied by HealthStream and HealthStream's Content Partners to Developer for incorporation into the modules defined hereafter.

         B. "Interactive Content" shall mean Developer's computer browser-based adaptation and implementation of the Content for delivery through HealthStream's Training Navigator(R) (or T.NAV(R)) System.

         C. "Modules" shall mean Interactive Content that has been organized into a clearly defined and limited course of study equaling no fewer than one hundred twenty (120) browser-based screens. Modules may be comprised of disparate Content subjects equaling no fewer than one hundred twenty (120) browser-based screens. Subject to Developer's reservation of rights as specified in Section 3.1 herein, Modules are the proprietary property of HealthStream.

SECTION 2. COURSEWARE DEVELOPMENT

     2.1 Courseware Development.

         A. Developer hereby agrees to develop Interactive Content into no fewer than forty (40) Modules or a combination of browser screens that would equal forty (40) Modules according to the Quality Criterion outlined in Section 2.1.B below, (collectively, the "Courseware").

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         B.       Developer agrees to develop all Courseware at a level of
                  quality and interactivity substantially equal to or greater than those courses developed by HealthStream for the Cleveland Clinic Foundation. Developer also agrees to develop the Courseware so that it may function and work with HealthStream's T.NAV System. Such criterion for the Courseware shall be known as the "Quality Criterion." HealthStream shall not be obligated to pay for any Courseware unless HealthStream reasonably believes the Quality Criterion has been satisfied.

         C. Developer agrees to develop Content into Courseware and deliver completed Courseware to HealthStream no later than sixty (60) days following receipt of the Content from HealthStream.

         D. Both parties will ensure that resources from both parties will be allocated to accomplish the development of the Courseware in a timely fashion. Developer shall provide HealthStream with a weekly status update of the development of the Courseware.

         E. The Modules will be developed in "Alpha" and "Beta" test phases (each, a "Phase"). Upon completion of a Phase, Developer shall provide notice to this effect to HealthStream (the "Completion Notice"). Within ten (10) days after the receipt of the Completion Notice by HealthStream; Developer and HealthStream shall consult and cooperate with each other to determine whether the subject Module substantially conforms with the applicable Quality Criterion at such Phase. In the event HealthStream determines in its reasonable discretion that the Module does not substantially conform with the applicable Quality Criterion, HealthStream shall provide written notice to Developer within such ten
                  (10) day period containing a description of the failure to conform (the "Defect Notice"). Within twenty (20) days after its receipt of the Defect Notice, Developer shall make such corrections or modifications as may be necessary for the subject Module to substantially conform with the applicable Quality Criterion. Within ten (10) days after the date the corrections or modifications are made, HealthStream shall in its reasonable discretion make a determination about whether such corrected or modified Module substantially conforms with the applicable Quality Criterion. In the event HealthStream determines such corrected or modified Module substantially conforms with the applicable Quality Criterion, HealthStream shall provide written notice of acceptance of the Module. In the event such corrected or modified Module does not substantially conform with the applicable Quality Criterion, the procedure for correction and modification provided for in this Subsection shall be repeated until such time as the Module substantially conforms with the applicable Quality Criterion. In the event HealthStream fails to deliver a Defect Notice to Developer within the period specified in this Subsection, HealthStream shall be deemed to have made acceptance of such Module.

         2.2. Courseware Development Fee. Upon execution of this Agreement, HealthStream shall pay to Developer Ninety Five Thousand and No/100ths Dollars (US$95,000). Upon delivery to HealthStream of a completed Module and upon HealthStream's reasonable determination that the Module satisfies the Quality Criterion, HealthStream shall pay to Developer Ten Thousand and No/100ths Dollars (US$10,000.00) per completed Module. HealthStream is responsible for any and all taxes, other than income, applicable to or in connection with the services rendered by Developer.

         2.3. Expenses. Upon the submission of invoices by Developer, HealthStream shall reimburse Developer for reasonable travel, room, and board expenses incurred by Developer in connection with its performance of the services provided for in this Agreement.



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SECTION 3. INTELLECTUAL PROPERTY OWNERSHIP.

         3.1. HealthStream's Retained Rights. The Courseware is a "work made for hire," and Developer's work on the Courseware has been specially ordered by HealthStream and will be developed under HealthStream's direction and control. Developer's work on the Courseware is derivative of HealthStream's previous work and merely a contribution to HealthStream's collective work. HealthStream is the sole author of the Courseware, its contents, and any work embodying or derived from any portion of the Courseware. HealthStream is also the owner of the Courseware and all intellectual property rights related to the Courseware, and to the extent that the Courseware is not properly characterized as "work made for hire," or to the extent that Developer has rendered any Courseware design services on behalf of HealthStream prior to the date of this Agreement, then Developer will irrevocably grant, assign, and otherwise transfer, and hereby does irrevocably grant, assign, and transfer, exclusively and in perpetuity to HealthStream, its successors and its assigns, all intellectual property rights and other rights of Developer in the Courseware whatsoever, now existing or hereafter discovered, in all media and forms of expression. The provisions of this Section shall not have application to any methods, processes, technology, approaches, know-how, development tools, or third-party software (with respect to which Developer is unable to make a transfer) which are used in connection with, or incorporated in, the Courseware, and all of the foregoing, together with any proprietary rights associated with any of the foregoing, shall be exclusively owned by the Developer.

         3.2. Reproduction, Derivation, Performance and Display Rights. Developer grants, assigns and otherwise transfers exclusively and in perpetuity to HealthStream, its successors and its assigns, any right Developer may have to reproduce, make derivative works, publicly perform or publicly display the Courseware, and the right to license or sublicense the Courseware, or any portion thereof; provided, however, subject to section 4.2 herein, HealthStream acknowledges and agrees that Developer may without restriction develop, distribute, and use computer software and courseware that is similar to the Courseware and has the same intended functionality as the Courseware, regardless of whether such computer software or courseware is competitive with the Courseware or provided to competitors of HealthStream.

SECTION 4. CONFIDENTIAL AND PROPRIETARY INFORMATION.

         4.1. Confidentiality. HealthStream and Developer acknowledge that they have been and will be in a confidential relationship with each other, and that they have each gained and will gain knowledge that comprises valuable trade secrets and other confidential information of the other party (collectively, the "Confidential Information"), which is the exclusive property of the other party, including, without limitation, customer data, sales and marketing data and strategies, technical information, and data concerning financial and educational institutions. Each party agrees that it will not disclose any of the other party's Confidential Information, nor will either party take any action that might reasonably be expected to lead to such disclosure, both during the term of this Agreement and thereafter. Each party agrees that it will not use any of the other party's Confidential Information, nor will either party take any action that might reasonably be expected to lead to such use, both during the term of this Agreement and thereafter, except for the purposes of this Agreement.

         4.2. Non-Competition. Developer agrees that, during the term of this Agreement and for a period of one (1) year following termination or expiration of this Agreement, Developer shall not design or develop, or render design or development services to third parties with respect to any products having subject matter that is so similar to the Modules or Courseware developed pursuant to the terms of this Agreement that such product would directly compete with the Modules or the Courseware. Because HealthStream's business is accessible on the worldwide web, Developer agrees that this non-competition provision will apply worldwide, and that this worldwide scope is reasonable.

         4.3. Specific Performance. Developer acknowledges and agrees that the performance of the obligations under this Section 4 is special, unique and extraordinary in character. In addition to such other rights and remedies that HealthStream may have at equity or law with respect to any breach by Developer of any of the provisions of this Section 4, HealthStream shall have the right and remedy to have such


                                       3.

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provisions specifically enforced by any court of competent jurisdiction or to enjoin Developer from performing any act taken by Developer in violation of this
Section 4. Developer acknowledges and agrees that any such breach or threatened breach will cause irreparable injury to HealthStream and its business and that money damages will not provide an adequate remedy to HealthStream.





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SECTION 5. WARRANTIES AND REPRESENTATIONS

        A.    Developer warrants and represents that:

              A. All of the services Developer performs under this Agreement will be performed in a professional and workmanlike manner, consistent with generally accepted industry standards, using properly trained personnel.

              B. Developer has all requisite power, authority and legal right to execute, deliver and perform its obligations under this Agreement and all of such actions have been duly and validly authorized by all necessary proceedings on the part of Developer.

              C. No authorization, consent, approval, license, permit, exemption or other action by, and no registration, qualification, designation, declaration or filing with any governmental authority is or will be necessary in connection with the execution of this Agreement.

              D. Developer will substantially comply with all applicable laws and regulations in the performance of its obligations under this Agreement

              E. The execution and delivery of this Agreement by Developer does not and will not: (a) materially violate any applicable law; or (b) conflict with or result in a material breach of or default under any agreement or instrument to which Developer is a party or by which any of its properties is bound.

              F. There is no pending action, suit or threatened proceeding by or before any governmental authority against Developer that in any way affects Developer's ability to enter into this Agreement or perform any of Developer's obligations hereunder.

              G. To the best of Developer's knowledge, and as applicable, ability, Developer's work shall not (a) impair or infringe on the intellectual property rights of any third party or any rights of publicity or privacy; (b) violate any law, including without limitation, the laws and regulations governing export control, unfair competition, antidiscrimination or false advertising; (c) be defamatory, trade libelous, or unlawfully harassing; (d) be obscene, child pornographic or indecent; (e) contain any viruses, trojan horses, trap doors, easter eggs, worms, time bombs, or other computer programming routines intended to damage, interfere with, intercept, or expropriate any system, date or business/personal information.

              H. To the best of Developer's ability, The Courseware shall be free of any bugs or programming devices that are designed to disrupt or are capable of disrupting the use or functionality of T.NAV.

              I. The Courseware shall perform substantially as described herein.

              J. THE DEVELOPER EXPRESSLY DISCLAIMS ANY AND ALL IMPLIED WARRANTIES, INCLUDING WITHOUT LIMITATION, ANY IMPLIED WARRANTIES OF MERCHANTABILITY, FITNESS FOR A PARTICULAR PURPOSE, OR ACCURACY OF INFORMATIONAL CONTENT.

        B.    HealthStream warrants and represents that:

              1. HealthStream has all requisite power, authority and legal right to execute, deliver and perform its obligations under this Agreement and all of such actions have



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                   been duly and validly authorized by all necessary
                   proceedings on the part of HealthStream.

              2. The execution and delivery of this Agreement by HealthStream does not and will not: (a) materially violate any applicable law; or (b) conflict with or result in a material breach of or default under any agreement or instrument to which HealthStream is a party or by which any of its properties is bound.

              3. The Content shall not infringe any patents, copyrights, trade secrets, or other proprietary rights of any third parties, and HealthStream will have no reason to believe that any such infringement or claims thereof could be made by third parties.

SECTION 6.    TERM AND TERMINATION.

        6.1. Term. This Agreement shall be effective as of the date hereof and shall continue, unless sooner terminated as provided herein, for twelve (12) months.

        6.2. Termination. This Agreement may be terminated upon the occurrence of one or more of the following events:

         A. HealthStream may terminate this Agreement without cause upon sixty (60) days prior written notice to Developer. Upon receipt of such notice, Developer shall inform HealthStream of the extent to which performance has been completed through such date or receipt of notice, and collect and deliver to HealthStream all work product and any Courseware then existing in a manner prescribed by HealthStream. Developer shall be paid for all work performed through the date of receipt of notice of such termination;

         B. Either party may terminate this Agreement if the other party seeks protection under the bankruptcy laws (other than as a creditor) or any assignment is made for the benefit of creditors or a trustee is appointed for all or any portion of such party's assets;

         C. Either party may terminate this Agreement if the other party is in default of any material provision of this Agreement and such default is not cured within thirty (30) days after receipt of written notice of default by such other party.

        6.3   Post-Termination Rights.

         A. Upon termination of this Agreement, each party shall immediately deliver to the other party all copies of the other party's Confidential Information in such party's possession or control; and Developer shall immediately deliver to HealthStream (a) all Courseware, including any Modules, Content, and Interactive Content; and (b) any other information or item related to this Agreement in Developer's possession or control.

         B. If this Agreement is terminated for any reason, subject to Developer's reservation of rights as specified in Section 3.1 herein, Developer will and hereby does grant to HealthStream all right, title, and interest, including all United States and international copyrights and all other intellectual property rights in the Courseware.

SECTION 7. INDEMNITIES AND INSURANCE.

         Developer agrees to:



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         A.   Indemnify and hold harmless HealthStream from any liability resulting from the actions of any officer, director, employee or agent of Developer in the performance of this Agreement, including any and all losses, claims penalties, expenses, actions, suits, obligations, damages, liabilities, and liens (and all costs and expenses, including reasonable attorney's fees incurred in connection therewith), that HealthStream sustains or incurs or may sustain or incur in connection with Developer's performance hereunder, or as a consequence of any default by Developer in the performance or observance of any covenant or condition contained in this Agreement, including without limitation, the breach of any representation or warranty, the failure of Developer to substantially comply with any of HealthStream's specifications for its Courseware, or the failure to substantially comply with any applicable requirements of law (the "Claims"). Developer agrees that upon written notice by HealthStream of the assertion of any Claims, Developer shall, at HealthStream's option, either assume full responsibility for, or reimburse HealthStream for the reasonable costs and expenses of, the defense thereof.

         B. Obtain and maintain during the term of this Agreement all insurance coverage reasonably necessary to guard against all risks of loss that may arise out of, or relating to, this Agreement, including business interruption insurance.

         HealthStream agrees to:

         A. Indemnify and hold harmless Developer from and against any and all claims that the Content or any portion thereof, infringes upon any patent, copyright, trade secret, or other proprietary rights.

         B. Indemnify and hold harmless Developer from and against any and all claims or liability arising out of or related to the use, results of the use or the application of Courseware specifically relating to Content provided by HealthStream.

SECTION 8. MISCELLANEOUS.

         8.1 Further Actions. Developer agrees to take any future actions that HealthStream may reasonably deem necessary or advisable to implement the terms of this Agreement.

         8.2. No Implied Waivers. No action or course of dealing on the part of either party, their officers, employees, consultants, or agents, nor any failure or delay by either party with respect to exercising any right, power or privilege of such party under this Agreement shall operate as a waiver thereof, except to the extent expressly provided therein.

         8.3. Attorneys' Fees, Costs and Expenses. Each party agrees to pay all reasonable costs and expenses, including, without limitation, attorney's fees and compensation for time spent by the other party's employees, that either party may incur in enforcing the terms of this Agreement against the other party, in protecting such party's rights hereunder, or in amending, waiving or modifying any of the terms hereunder.

         8.4. Limitation on Damages. Neither party shall have liability to the other party or any other person or organization for, and each party expressly waives, all remedies and damages relating to indirect, incidental, and consequential or special damages of any description, whether arising out of warranty or other contract, negligence or other tort, or otherwise, including without limitation, recession, difference in value damages, capital losses, foreseeable business losses, loss of profits, and reliance damages. Under no circumstances shall the Developer's liability under this Agreement for any cause exceed the amount paid by HealthStream to the Developer; and under no circumstances shall HealthStream's liability under this Agreement for any cause exceed an amount equal to One Hundred



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Thousand and No/100ths Dollars (US$100,000), plus Ten Thousand and No/100ths
Dollars (US$10,000) multiplied by the number of Modules delivered by the Developer to HealthStream.

         8.5. Notices. All notices shall be deemed received three days after they are sent by certified mail, return receipt requested, or when actually received by hand-delivery or overnight courier. All notices shall be sent to:

To HealthStream:       Robert Laird, Esq.
                       General Counsel/Vice President of Finance
                       HealthStream, Inc.
                       209 10th Avenue South, Suite 450
                       Nashville, TN 37203

To Developer:          Mark L. Schroeder
                       Chief Executive Officer
                       E-Vitro, Inc.
                       507 Canyon Boulevard
                       Suite 200
                       Boulder, Colorado  80302

         8.6. Headings. Captions and headings to sections are included solely for convenience and are not intended to affect the interpretation of any provision of this Agreement.

         8.7. Force Majeure. In the event an act of the government, war conditions, fire, flood, or other act of God prevents either party from performing in accordance with the provisions of this Agreement, such nonperformance shall be excused and shall not be considered a breach or default for so long as the said conditions prevail.

         8.8. Independent Contractors. Each party to this Agreement is an independent contractor and this Agreement shall not be construed as creating a joint venture, partnership, agency or employment relationship between the parties hereto nor shall either party have the right, power or authority to create any obligation or duty, express or implied, on behalf of the other. Developer shall be fully responsible for paying all income taxes, penalties and interest, in addition to workers compensation and Social Security wages of any personnel under the employ of Developer, if any, and the filing of all necessary documents, forms and returns pertinent to all of the foregoing.

         8.9. Preferred Vendor Status. Developer may represent that HealthStream is a preferred vendor of Developer in any of its marketing materials; provided, however that upon prior written notice by HealthStream of its desire to terminate such preferred vendor status, Developer agrees to (1) cease and desist including any such representation or reference to HealthStream in its marketing materials; and (2) cease and desist using or distributing any marketing materials that may contain such representation or reference to HealthStream.

         8.10. Assignment. This Agreement shall be binding upon and inure to the benefit of HealthStream and Developer and their respective successors and assigns; provided, however, HealthStream has retained Developer for Developer's unique development capabilities and Developer shall not delegate any of its duties under this Agreement to any other person or entity without the prior written consent of HealthStream, which consent shall not be unreasonably withheld.

         8.11. Governing Law. This Agreement shall be governed by the laws of the State of Tennessee without regard to its choice of law provisions.

         8.12. Severability. The invalidity or unenforceability of any of the provisions of this Agreement shall not affect the validity of the rest of this Agreement. Each provision of this Agreement shall be



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enforceable to the fullest extent permitted by law. If a court finds that any provision of this Agreement is invalid or unenforceable, but that by limiting such provision it would become valid and enforceable, then such provision shall be deemed to be written, construed, and enforced as so limited.

         8.13. Entire Agreement. This Agreement is the entire agreement between the parties related to the matters herein and replaces and supersedes all other agreements, proposals, and understandings, oral or written. This Agreement may be amended only in writing and must be signed by appropriate officers of the parties hereto.

         8.14. Counterparts. This Agreement may be executed in any number of counterparts, each of which, when so executed, shall be deemed an original, but all such counterparts shall constitute but one and the same instrument.

         IN WITNESS WHEREOF, and intending to be legally bound hereby, each party hereto warrants and represents that this Agreement has been duly authorized by all necessary corporate action and that this agreement has been duly executed by and constitutes a valid and binding agreement of that party. All signed copies of this Agreement shall be deemed originals.


                                      HealthStream, Inc.

                                      By:
                                         ----------------------------

                                      Title:
                                             ------------------------

                                      Date:
                                            -------------------------


                                      e-Vitro, Inc.


                                      By:
                                         ----------------------------

                                      Title:
                                            -------------------------

                                      Date:
                                           --------------------------




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